Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Pacific Aerospace & Electronics, Inc. on Form S-3 of our report on the consolidated financial statements of Pacific Aerospace & Electronics, Inc. and its subsidiaries dated July 2, 1997, appearing in the Annual Report on Form 10-KSB of Pacific Aerospace & Electronics, Inc. for the year ended May 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Everett, Washington                    /s/ MOSS ADAMS LLP
November 7, 1997